Exhibit 99.1

April 23, 2014

Press Release

Source:	Farmers National Banc Corp.
Kevin J. Helmick, President and CEO
20 South Broad Street P.O. Box 555
Canfield, OH 44406
330.533.3341
Email: exec@farmersbankgroup.com

FARMERS NATIONAL BANC CORP. ANNOUNCES

2014 FIRST QUARTER FINANCIAL RESULTS

•	125 consecutive quarters of profitability

•	Net income per diluted share for three months ended March 31, 2014 was $0.12, an increase of 9% compared to $0.11 for the first quarter, 2013.

•	Efficiency ratio for the 2014 first quarter improved to 69.87%, compared to 72.57% for the same quarter in 2013

•	Loans increased 5.7% since March 31, 2013

•	Non-performing assets to total assets remain at low levels, 0.76% at March 31, 2014

CANFIELD, Ohio (April 23, 2014) – Farmers National Banc Corp. (Farmers) (NASDAQ: FMNB) today reported financial results for the three months ended March 31, 2014.

Net income for the three months ended March 31, 2014 was $2.2 million, or $0.12 per diluted share, which compares favorably to $2.0 million, or $0.11 per diluted share for the first quarter ended March 31, 2013.

Kevin J. Helmick, President and CEO, stated, “Net income for the first quarter of 2014 increased 9.28% to $2.2 million compared to the first quarter of 2013, and our efficiency ratio also improved to 69.87% from 72.57% during the same time period. The improvement in our efficiency ratio is consistent with our strategy to increase fee income and decrease noninterest expenses. It is important to note that noninterest income has increased 19.4% in comparing the first quarter of 2014 to the first quarter of 2013, while noninterest expenses increased only 0.58%. We are also pleased to report that loans increased 5.7% in the past twelve months.”

2014 First Quarter Financial Highlights

•	Loan growth

Total loans were $626.2 million at March 31, 2014, compared to $592.5 million at March 31, 2013. This represents an increase of 5.7%. The increase in loans is a direct result of Farmers’ focus on loan growth utilizing a talented lending and credit team while adhering to a sound underwriting discipline. Most of the increase in loans has occurred in the commercial real estate, residential real estate and indirect loan portfolios. Loans comprised 58.2% of the Bank’s average earning assets in 2014, compared to 55.2% in 2013.

•	Loan quality

Non-performing assets to total assets remain at a safe level, currently at 0.76%. Early stage delinquencies also continue to decrease, down $1.1 million from March 31, 2013 to $2.5 million at March 31, 2014.

•	Net interest margin

The net interest margin for the quarter ended March 31, 2014 was 3.56%, an improvement of 3 basis points over the 3.53% reported for the quarter ended December 31, 2013. Asset yields increased 3 basis points, while the cost of interest-bearing liabilities remain unchanged.

•	Noninterest income

Noninterest income was $3.43 million for the first quarter of 2014, a 19.4% improvement compared to the same quarter in 2013. Trust fees increased $151 thousand or 11% and service charges on deposit accounts also increased $99 thousand or 20%. The company also added $364 thousand in retirement plan consulting fees earned from the entity acquired in July 2013, National Associates, Inc.

•	Cost saving initiatives

The Company underwent a cost reduction program in 2013 that included the closure of two retail branch locations and the elimination of several full time positions. In addition to the cost savings initiatives, the Company also made adjustments to the fee structure for its retail and commercial banking products and services. As a result of these actions, the Company’s efficiency ratio improved to 69.87% for the quarter ended March 31, 2014, which compares favorably to the 72.57% reported in the first quarter in 2013.

2014 Outlook

Mr. Helmick continued: “Although loan production was moderate in the first quarter of 2014, we look forward to the ensuing quarters as the economic outlook begins to improve. We also continue our discipline of closely monitoring levels of non-interest expense while growing non-interest revenues.”

Farmers National Banc Corp. is the bank holding company for the Farmers National Bank of Canfield, Farmers National Insurance, LLC, Farmers Trust Company and National Associates, Inc. Farmers’ operates eighteen banking offices throughout Mahoning, Trumbull, Columbiana and Stark Counties and two trust offices located in Boardman and Howland. Farmers offers a wide range of banking and investment services to companies and individuals, and maintains a website at www.farmersbankgroup.com.

Non-GAAP Disclosure

This press release includes disclosures of Farmers tangible common equity ratio and pre-tax, pre-provision income and pre-tax, pre-provision income, excluding gains (losses) on sales of securities, which are financial measures not prepared in accordance with generally accepted accounting principles in the United States (GAAP). A non-GAAP financial measure is a numerical measure of historical or future financial performance, financial position or cash flows that excludes or includes amounts that are required to be disclosed by GAAP. Farmers believes that these non-GAAP financial measures provide both management and investors a more complete understanding of the underlying operational results and trends and Farmers’ marketplace performance. The presentation of this additional information is not meant to be considered in isolation or as a substitute for the numbers prepared in accordance with GAAP. The reconciliations of non-GAAP financial measures are included in the tables following Consolidated Financial Highlights below.

Forward-Looking Statements

This earnings release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements about Farmers’ financial condition, results of operations, asset quality trends and profitability. Forward-looking statements are not historical facts but instead represent only management’s current expectations and forecasts regarding future events, many of which, by their nature, are inherently uncertain and outside of Farmers’ control. Farmers’ actual results and financial condition may differ, possibly materially, from the anticipated results and financial condition indicated in these forward-looking statements. Factors that could cause Farmers’ actual results to differ materially from those described in the forward-looking statements can be found in Farmers’ Annual Report on Form 10-K for the year ended December 31, 2013, which has been filed with the Securities and Exchange Commission and is available on Farmers’ website (www.farmersbankgroup.com) and on the Securities and Exchange Commission’s website (www.sec.gov). Forward-looking statements are not guarantees of future performance and should not be relied upon as representing management’s views as of any subsequent date. Farmers does not undertake any obligation to update the forward-looking statements to reflect the impact of circumstances or events that may arise after the date of the forward-looking statements.

Farmers National Banc Corp. and Subsidiaries

Consolidated Financial Highlights

(Amounts in thousands, except per share results) Unaudited

Consolidated Statements of Income

	For the Three Months Ended
	March 31, 2014	Dec. 31, 2013	Sept. 30, 2013	June 30, 2013	March 31, 2013
Total interest income	$10,063	$10,298	$10,122	$10,273	$10,266
Total interest expense	1,207	1,257	1,274	1,234	1,298

Net interest income	8,856	9,041	8,848	9,039	8,968
Provision for loan losses	330	525	340	170	255
Other income	3,433	3,641	4,173	3,225	2,875
Other expense	9,141	9,221	10,926	9,822	9,088

Income before income taxes	2,818	2,936	1,755	2,272	2,500
Income taxes	627	641	143	404	495

Net income	$2,191	$2,295	$1,612	$1,868	$2,005

Average shares outstanding	18,778	18,776	18,776	18,747	18,795
Pre-tax pre-provision income	$3,148	$3,461	$2,095	$2,442	$2,755
Basic and diluted earnings per share	0.12	0.12	0.09	0.10	0.11
Cash dividends	563	563	563	557	564
Cash dividends per share	0.03	0.03	0.03	0.03	0.03
Performance Ratios
Net Interest Margin (Annualized)	3.56%	3.53%	3.47%	3.63%	3.68%
Efficiency Ratio (Tax equivalent basis)	69.87%	67.96%	81.64%	77.16%	72.57%
Return on Average Assets (Annualized)	0.78%	0.78%	0.56%	0.82%	0.72%
Return on Average Equity (Annualized)	7.65%	7.23%	5.60%	6.21%	6.70%
Dividends to Net Income	25.70%	24.53%	34.93%	29.82%	28.13%

Consolidated Statements of Financial Condition

	March 31,	Dec. 31,	Sept. 30,	June 30,	March 31,
	2014	2013	2013	2013	2013
Assets
Cash and cash equivalents	$29,333	$27,513	$40,303	$26,587	$57,312
Securities available for sale	427,625	422,985	438,127	443,833	439,540
Loans held for sale	1,026	158	1,016	4,612	4,330
Loans	626,186	630,684	611,349	596,838	592,520
Less allowance for loan losses	7,387	7,568	7,369	7,590	7,508

Net Loans	618,799	623,116	603,980	589,248	585,012

Other assets	64,217	63,554	64,693	59,209	56,905

Total Assets	$1,141,000	$1,137,326	$1,148,119	$1,123,489	$1,143,099

Liabilities and Stockholders’ Equity
Deposits	$923,033	$915,216	$903,410	$901,886	$915,855
Other interest-bearing liabilities	92,815	101,439	118,322	101,589	101,659
Other liabilities	7,829	7,664	13,863	5,698	5,009

Total liabilities	1,023,677	1,024,319	1,035,595	1,009,173	1,022,523
Stockholders’ Equity	117,323	113,007	112,524	114,316	120,576

Total Liabilities and Stockholders’ Equity	$1,141,000	$1,137,326	$1,148,119	$1,123,489	$1,143,099

Period-end shares outstanding	18,781	18,776	18,776	18,547	18,795
Book value per share	$6.25	$6.02	$5.99	$6.16	$6.42
Tangible book value per share	5.71	5.47	5.43	5.85	6.10
Capital and Liquidity
Total Capital to Risk Weighted Assets (a)	16.60%	16.26%	16.28%	17.25%	17.48%
Tier 1 Capital to Risk Weighted Assets (a)	15.55%	15.19%	15.22%	16.08%	16.31%
Tier 1 Capital to Average Assets (a)	9.73%	9.36%	9.29%	9.64%	9.77%
Equity to Asset Ratio	10.28%	9.94%	9.80%	10.18%	10.55%
Tangible Common Equity Ratio	9.48%	9.11%	8.96%	9.71%	10.08%
Net Loans to Assets	54.23%	54.79%	52.61%	52.45%	51.18%
Loans to Deposits	67.84%	68.91%	67.67%	66.18%	64.70%
Asset Quality
Non-performing loans	$8,494	$9,091	$9,124	$8,079	$7,368
Other Real Estate Owned	174	171	208	295	410
Non-performing assets	8,668	9,262	9,332	8,374	7,778
Loans 30 - 89 days delinquent	2,473	3,600	2,348	2,497	3,536
Charged-off loans	836	620	915	456	663
Recoveries	325	294	354	367	287
Net Charge-offs	511	326	561	89	376
Annualized Net Charge-offs to Average Net Loans Outstanding	0.34%	0.22%	0.38%	0.06%	0.26%
Allowance for Loan Losses to Total Loans	1.18%	1.20%	1.21%	1.27%	1.27%
Non-performing Loans to Total Loans	1.36%	1.44%	1.49%	1.35%	1.24%
Allowance to Non-performing Loans	86.97%	83.25%	80.77%	93.95%	101.90%
Non-performing Assets to Total Assets	0.76%	0.81%	0.81%	0.75%	0.68%

(a)	March 31, 2014 ratio is estimated

Reconciliation of Common Stockholders’ Equity to Tangible Common Equity

	March 31,	Dec. 31,	Sept. 30,	June 30,	March 31,
	2014	2013	2013	2013	2013
Stockholders’ Equity	$117,323	$113,007	$112,524	$114,316	$120,576
Less Goodwill and other intangibles	10,151	10,343	10,546	5,836	5,934

Tangible Common Equity	$107,172	$102,664	$101,978	$108,480	$114,642

Reconciliation of Total Assets to Tangible Assets

	March 31,	Dec. 31,	Sept. 30,	June 30,	March 31,
	2014	2013	2013	2013	2013
Total Assets	$1,141,000	$1,137,326	$1,148,119	$1,123,489	$1,143,099
Less Goodwill and other intangibles	10,151	10,343	10,546	5,836	5,934

Tangible Assets	$1,130,849	$1,126,983	$1,137,573	$1,117,653	$1,137,165

Reconciliation of Income Before Taxes to Pre-Tax, Pre-Provision Income

	For the Three Months Ended
	March 31,	Dec. 31,	Sept. 30,	June 30,	March 31,
	2014	2013	2013	2013	2013
Income before income taxes	$2,818	$2,936	$1,755	$2,272	$2,500
Provision for loan losses	330	525	340	170	255

Pre-tax, pre-provision income	$3,148	$3,461	$2,095	$2,442	$2,755